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                                                                   Exhibit 10.11

                              ARCH CHEMICALS, INC.
                   1999 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
               (As Amended and Restated through January 30, 2003)

         1. PURPOSE. The purpose of the Arch Chemicals, Inc. 1999 Stock Plan for Non-employee Directors is to promote the long-term growth and financial success of Arch Chemicals, Inc. by attracting and retaining non-employee directors of outstanding ability and by promoting a greater identity of interest between its non-employee directors and its shareholders.

         2. DEFINITIONS. The following capitalized terms utilized herein have the following meanings:

                   "Administrator" means the Vice President, Human Resources of the Company or his or her delegate.

                  "Annual Director Grant" means the number of phantom shares of Common Stock, Options and/or Performance Shares to be granted annually to a Non-employee Director pursuant to Section 6(a), such number shall be fixed by the Board during 1999 following the Distribution Date and may be adjusted prospectively by such Board from time to time thereafter.

                  "Arch Stock Account" means the Stock Account to which phantom shares of Common Stock are credited from time to time.

                  "Board" means the Board of Directors of the Company.

                  "Cash Account" means an account established under the Plan for a Non-employee Director to which cash meeting fees and retainers have been or are to be credited in the form of cash.

                  "Change in Control" means any of the following:

                           (i) the Company ceases to be, directly or indirectly,
                  owned of record by at least 1,000 shareholders;

                           (ii) a person, partnership, joint venture,
                  corporation or other entity, or two or more of any of the foregoing acting as a "person" within the meaning of Section 13(d)(3) of the 1934 Act, other

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                  than the Company, a majority-owned subsidiary of the Company or an employee benefit plan of the Company or such subsidiary (or such plan's related trust), become(s) the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act) of 20% or more of the then outstanding voting stock of the Company;

                           (iii) during any period of two consecutive years,
                  individuals who at the beginning of such period constitute the Board (together with any new director whose election by the Board or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office;

                           (iv) all or substantially all of the business of the
                  Company is disposed of pursuant to a merger, consolidation or other transaction in which the Company is not the surviving corporation or the Company combines with another company and is the surviving corporation (unless the shareholders of the Company immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, more than 50% of the aggregate voting stock or other ownership interests of (x) the entity or entities, if any, that succeed to the business of the Company or (y) the combined company); or

                           (v) the shareholders of the Company approve a sale of
                  all or substantially all of the assets of the Company or a liquidation or dissolution of the Company.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Committee" means the Compensation Committee (or its successor) of the Board.

                  "Common Stock" means the Company's Common Stock, par value $1.00 per share.

                  "Company" means Arch Chemicals, Inc., a Virginia corporation, and any successor.

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                  "Compensation Account" means the account established under the
         Plan to which a Non-employee Director's compensation is credited, including the Cash Account, Stock Account, and such other investment accounts as the Committee may establish from time to time pursuant to
         Section 6(d).

                  "Corporate Human Resources" means the Corporate Human Resources Department of the Company.

                  "Credit Date" means the first day of each calendar quarter, beginning with April 1, 1999.

                  "Distribution" means the distribution of the shares of the Company by Olin in a spinoff to Olin's shareholders.

                  "Distribution Date" means the dividend payment date fixed by the Olin Board of Directors for the distribution of the shares of Common Stock to the public shareholders of Olin.

                  "Excess Retainer" means with respect to a Non-employee Director the amount of the full annual cash retainer payable to such Non-employee Director from time to time by the Company for service as a director in excess of the amount paid in shares of Common Stock, if any, pursuant to Section 6(b).

                  "Fair Market Value" means, with respect to a date, on a per share or unit basis, (i) with respect to Common Stock or phantom shares of Common Stock, the average of the high and the low price of a share of Common Stock reported on the consolidated tape of the New York Stock Exchange (or such other primary exchange on which the Common Stock is traded) ("Exchange") on such date or if the Exchange is closed on such date, the next succeeding date on which it is open, (ii) with respect to phantom shares of Olin Common Stock, the average of the high and the low price of a share of Olin Common Stock reported on the consolidated tape of the Exchange on such date or if the Exchange is closed on such date, the next succeeding date on which it is open and (iii) with respect to other investment vehicles, the closing or unit price or net asset value of such vehicle, as the case may be, on such date.

                  "Interest Rate" means the rate of interest equal to the Company's before-tax cost of borrowing as determined

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         from time to time by the Chief Financial Officer, the Treasurer or the
         Controller of the Company (or in the event there is no such borrowing, the Federal Reserve A1/P1 Composite rate for 90-day commercial paper plus 10 basis points, as determined by any such officer) or such other rate as determined from time to time by the Board or the Committee.

                  "1999 Non-employee Director" means a Non-employee Director who becomes such on or after the Distribution Date but prior to December 31, 1999, and who was not a non-employee director of Olin.

                  "1997 Plan" means the 1997 Stock Plan for Non-employee Directors of Olin Corporation as in effect on the Distribution Date.

                  "l934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  "Non-employee Director" means a member of the Board who is not an employee of the Company or any subsidiary thereof.

                  "Olin" means Olin Corporation, a Virginia corporation.

                  "Olin Common Stock" means shares of common stock of Olin, par value $1.00 per share.

                  "Olin Stock Account" means the Stock Account to which phantom shares of Olin Common Stock are credited from time to time.

                  "Option" means an option to purchase shares of Common Stock granted under Section 6(a)(2).

                  "Performance Shares" means an award of phantom shares or units of Common Stock contingent upon the achievement of specified performance goals granted under Section 6(a)(3).

                  "Plan" means this Arch Chemicals, Inc. 1999 Stock Plan for Non-employee Directors as amended from time to time.

                  "Retirement Date" means the date the Non-employee Director ceases to be a member of the Board for any reason.

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                  "Stock Account" means an account established under the Plan for a Non-employee Director to which shares of stock have been or are to be credited in the form of phantom common stock, including the Olin Stock Account and the Arch Stock Account.

         3. TERM. The Plan shall be effective on the Distribution Date. Once effective, the Plan shall operate and shall remain in effect until terminated as provided in Section 9 hereof.

         4. ADMINISTRATION. Full power and authority to construe, interpret and administer the Plan shall be vested in the Committee. Decisions of the Committee shall be final, conclusive and binding upon all parties.

         5. PARTICIPATION. All Non-employee Directors shall participate in the Plan.

         6.       GRANTS AND DEFERRALS.

                  (a) Annual Award. Each Non-employee Director who is serving as such on January 1 shall be credited with the Annual Director Grant on January 1 of each calendar year beginning not earlier than 2000. In the event a person becomes a Non-employee Director after January 1 of any calendar year beginning with 2000, such Non-employee Director shall not be credited with the Annual Director Grant for such year. By December 31 of each year commencing with 1999, the Board shall determine if the Annual Director Grant to each Non-employee Director for the next following calendar year shall be determined under (1), (2) or (3) below (or any combination thereof).

                           (1) Stock Grant. Subject to the terms and conditions
of the Plan, the Annual Director Grant may consist of a grant of phantom shares of Common Stock. Actual receipt of shares shall be deferred until the Non-employee Director's Retirement Date unless the Board elects otherwise prior to the actual grant, in which case the shares will be distributed as soon as practicable following their grant unless deferred by a Non-employee Director with the approval of the Board. If the shares are deferred each eligible Non-employee Director shall receive a credit to his or her Arch Stock Account in the amount of such shares as of January 1 of the calendar year for which the award is made. Subject to the approval of the Board, a Non-employee Director may elect in accordance with Section 6(e) to defer to his or her Arch Stock Account receipt of all or any portion of such shares to a date or dates on or

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following such Non-employee Director's Retirement Date. Except with respect to any shares the director has so deferred, certificates representing such shares shall be delivered to the Non-employee Director (or in the event of death, to his or her beneficiary designated pursuant to Section 6(h)) as soon as practicable following the Retirement Date.

                           (2) Stock Options. Subject to the terms and
conditions of the Plan and such additional terms and conditions, consistent with the terms of the Plan as the Committee shall determine, the Annual Director Grant may consist of a grant of Options. The exercise price per share of Common Stock of each Option shall be equal to the Fair Market Value of a share of Common Stock on the date of a grant. The term of each Option shall be equal to 10 years from the date of grant (whether or not the grantee continues to be a Non-employee Director for the full term). The Committee shall determine the time or times at which Options may be exercised in whole or in part (but in no event shall an Option be exercisable after the expiration of ten years from the date of its grant) and shall determine the method or methods by which payment of the exercise price in respect thereto may be made.

                           (3) Performance Shares. Subject to the terms and
conditions of the Plan and such additional terms and conditions, consistent with the terms of the Plan as the Committee shall determine, the Annual Director Grant may consist of a grant of Performance Shares. Such award shall confer on the holder thereof the right to receive one share of Common Stock for each Performance Share credited to his Stock Account upon the achievement of specified performance goals during such performance periods as the Committee shall establish prior to the date of the grant. The performance goals to be achieved during any performance period and the length of any performance period shall be determined by the Committee, provided that a performance period shall be at least one year, subject to Section 6(g) hereof. The Committee may adjust the performance goals in the event of extraordinary or unusual events.

                  Each eligible Non-employee Director shall receive a credit to his or her Arch Stock Account in the amount of such Performance Shares as of the January 1 of the calendar year for which the award is made. Actual receipt of the shares of Common Stock will be deferred until completion of the performance period and distribution will occur only if the performance goals are satisfied. Subject to the approval of the Board, a Non-employee Director may elect in accordance

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with Section 6(e) to further defer receipt of all or any portion of such Common
Stock. Except with respect to any Performance Shares the Director has so deferred, certificates representing such shares shall be delivered to the Non-employee Director (or in the event of death, to his or her beneficiary designated pursuant to Section 6(h)) as soon as practicable following satisfaction of the performance goals and completion of the performance period.

                  (b) Annual Retainer Stock Grant. By December 31 of each year commencing with 1999, the Board shall determine if all or any portion of the annual retainer for the next following calendar year shall be paid in shares of Common Stock. Subject to the terms and conditions of the Plan, if the Board determines for a calendar year that all or a portion of the annual retainer shall be paid in shares of Common Stock, on January 1 of such year, each Non-employee Director who is such on such date shall receive a specified number of shares of Common Stock as determined by the Board. In the event a person becomes a Non-employee Director beginning in or after 2000 on a date subsequent to January 1 during a calendar year and has not received the annual stock retainer for such calendar year, such person, on the first day of the calendar month following his or her becoming such, shall receive that number of shares (rounded up to the next whole share in the event of a fractional share) of Common Stock equal to one-twelfth of the number of shares of the annual retainer to be paid in Common Stock times the number of whole calendar months remaining in such calendar year following the date he or she becomes a Non-employee Director. In the case of a 1999 Non-employee Director, for 1999 such person shall receive on the first day of the calendar month following his or her becoming such that number of shares (rounded up to the next whole share) of Common Stock having an aggregate Fair Market Value equal to $2084 times the number of whole calendar months remaining in the calendar year after he or she becomes a 1999 Non-Employee Director. Subject to the approval of the Board (which approval shall not be required for a 1999 election by a 1999 Non-employee Director), a Non-employee Director may elect to defer receipt of all or any portion of such shares in accordance with Section 6(e). Except with respect to any shares the director has so deferred, certificates representing such shares shall be delivered to such Non-employee Director as soon as practicable following the date as of which the shares are awarded.

                  (c) Election to Receive Meeting Fees and Excess Retainer in Stock in Lieu of Cash. Subject to the terms and conditions of the Plan and the approval of the Board, a Non-employee Director may elect to receive all or a portion of the

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director meeting fees and all or a portion of the Excess Retainer payable in cash by the Company for his or her services as a director for the calendar year in the form of shares of Common Stock. Such election shall be made in accordance with Section 6(e). If approved by the Board, the number of shares (rounded up to the next whole share in the event of a fractional share) for a calendar year payable to a Non-employee Director who so elects to receive all or a portion of the Excess Retainer in the form of shares for such year shall be paid on January 1 (or in the case of proration, when the annual stock retainer is to be paid or credited) equal to the amount of Excess Retainer which has been elected to be paid in shares divided by the Fair Market Value per share on January 1 of such calendar year (or in the case of a Non-employee Director who becomes such after January 1, on the first day of the calendar month following the day such new Non-employee Director became such). If approved by the Board, the number of shares (rounded up to the next whole share in the event of a fractional share) for a calendar quarter payable to a Non-employee Director who so elects to receive meeting fees in the form of shares shall be equal to the aggregate amount on the Credit Date following such quarter of the director meeting fees which have been earned in such quarter and which are elected to be paid in shares divided by the Fair Market Value per share of Common Stock on such Credit Date. Except with respect to any shares the director has deferred, certificates representing such shares shall be delivered to the Non-employee Director as soon as practicable following the date as of which the Excess Retainer and/or meeting fees would have been paid in cash absent an election hereunder. Notwithstanding anything in the Plan to the contrary, the approval of the Board shall not be required for any 1999 election made by a 1999 Non-employee Director.

                  (d) Deferrals of Meeting Fees and Excess Retainer. Subject to the terms and conditions of the Plan and the approval of the Board, a Non-employee Director may elect to defer all or a portion of the shares payable under Section 6(c) and all or a portion of the director meeting fees and Excess Retainer payable in cash by the Company for his or her service as a director for the calendar year. The amount of the Excess Retainer deferred in cash shall be credited on January 1 (or in the case of proration, on the first day of the next calendar month following the day such new Non-employee Director becomes such). Such election shall be made in accordance with Section 6(e). A Non-employee Director who elects to so defer shall have any deferred shares deferred in the form of shares of Common Stock and any deferred cash fees and retainer deferred in the form of cash; provided prior Board approval shall be required for deferrals in the form of

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phantom shares of Common Stock. Notwithstanding any thing in the Plan to the contrary, the approval of the Board shall not be required for any 1999 election made by a 1999 Non-employee Director. The Committee and the Administrator each may establish from time to time other types of Compensation Accounts reflecting different investment options. Each Non-employee Director's Compensation Account shall be credited (or debited) periodically with income (or loss) based on a hypothetical investment in any one or more of the investment options available under the Plan, as prescribed by the Plan, the Committee or Corporate Human Resources. Gains, losses and other elements of determining value shall be determined substantially on the basis of a hypothetical investment in the various investment options, as determined and applied in the manner deemed appropriate by the Committee or Corporate Human Resources.

                  (e) Elections.

                           (1) Deferrals. All elections under Sections 6(a), 6(b), 6(c), 6(d), 6(e)(2) and 6(e)(3) shall (A) be made in writing and delivered to the Secretary of the Company and (B) be irrevocable. All Non-employee Director elections for payments in cash or stock or for deferrals shall be made before January 1 of the year in which the shares of Common Stock or director's fees and retainer are to be earned (or, in the case of an individual who becomes a Non-employee Director during a calendar year, prior to the date of his or her election as a director). Deferral elections shall also (A) specify the portions (in 25% increments) to be deferred and (B) specify the future date or dates on which deferred amounts are to be paid, or the future event or events upon the occurrence of which the deferred amounts are to be paid, and the method of payment (lump sum or annual installments (up to 10)). However, a Non-employee Director may elect to defer all of his or her cash dividends on the Stock Account in whole and not in part (with the prior approval of the Board if required by Section 16(b) of the 1934
         Act) and all of his or her interest on the Cash Account in whole but not in part. Installment payments from an Account shall be equal to the Account balance (expressed in shares in the case of the Stock Account, otherwise the cash value of the Account) at the time of the installment payment times a fraction, the numerator of which is one and the denominator of which is the number of installments not yet paid. Fractional shares to be paid in any installment shall be rounded up to the next whole share.

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         In the event of an election under Section 6(c) for director meeting fees or Excess Retainer to be paid in shares of Common Stock, the election shall specify the portion (in 25% increments) to be so paid. Any change with respect to the terms of a Non-employee Director's election for (A) amount or form of any future deferral or the form of payment of any director compensation hereunder may be made at any time prior to such compensation being earned (and in the case of quarterly fees, prior to the start of the quarter in which the fees are to be earned) and (B) the timing (which timing may not accelerate a distribution date) or amount of payments from any Account shall only be effective if made at least six months prior to the payout and in the calendar year prior to the calendar year payout is to occur.

                           (2) Stock Account. On the Credit Date (or in the case of a proration, on the first day of the appropriate calendar month), a Non-employee Director who has deferred shares under Sections 6(b) or 6(d) shall receive a credit to his or her Stock Account. The amount of such credit shall be the number of shares so deferred (rounded to the next whole share in the event of a fractional share). A Non-employee Director may elect to defer the cash dividends paid on his or her Stock Account in accordance with Section 6(e)(1).

                           (3) Other Accounts. On the Credit Date or in the case of the Excess Retainer, on the day on which the Non-employee Director is entitled to receive such Excess Retainer, a Non-employee Director who has deferred cash fees and/or the Excess Retainer under Section 6(d) in the form of cash shall receive a credit to his or her Compensation Account. The amount of the credit shall be the dollar amount of such Director's meeting fees earned during the immediately preceding quarterly period or the amount of the Excess Retainer to be paid for the calendar year, as the case may be, and in each case, specified for deferral. A Non-employee Director may elect to defer interest paid on his or her Cash Account in accordance with Section 6(e)(1).

                           (4) Dividends and Interest. Each time a cash dividend is paid on Common Stock or Olin Common Stock, a Non-employee Director who has shares of such stock (other than shares attributable to Performance Shares) credited to his or her Stock Account shall be paid on the dividend payment date such cash dividend in an amount equal to the product of the number of shares credited to the Non-

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         employee Director's Arch Stock Account or Olin Stock Account, as the
         case may be, on the record date for such dividend times the dividend paid per share unless the director has elected to defer such dividend to his or her Stock Account as provided herein, in which case the Non-employee Director shall receive a credit for such dividends on the dividend payment date to his or her Arch Stock Account or Olin Stock Account, as the case may be. The amount of the dividend credit shall be the number of shares (rounded to the nearest one-thousandth of a share) of Common Stock determined by multiplying the dividend amount per share by the number of shares credited to such director's applicable Stock Account as of the record date for the dividend and dividing the product by the Fair Market Value per share on the dividend payment date. At the election of the Board, dividend equivalents (determined as described above) shall also be paid with respect to Performance Shares held in a Non-employee Director's Arch Stock Account; provided, however, that such dividend equivalents shall be automatically deferred until, when and if the underlying Performance Shares are distributed in the form of Common Stock.

                           A Non-employee Director who has a Cash Account shall be paid directly on each Credit Date interest on such account's balance at the end of the preceding quarter, payable at a rate equal to the Interest Rate in effect for such preceding quarter unless with the approval of the Board, such Non-employee Director has elected to defer such interest to his or her Cash Account, in which case such interest shall be credited to such Cash Account on the Credit Date.

                           Other Compensation Accounts shall be credited with income (or loss), including dividends and interest, if appropriate, periodically in each case as appropriate based on and consistent with the particular hypothetical investment option as the Committee or Corporate Human Resources determines from time to time. Such credits shall be deferred to the particular Compensation Account.

                           (5) Payouts. All Compensation Accounts (other than the Arch Stock Account) will be paid out in cash, and the Arch Stock Accounts shall be paid out in shares of Common Stock unless the Non-employee director elects otherwise; provided that with respect to any and all amounts or grants credited to the Arch Stock Accounts after December 31, 2001, amounts so credited (and any portions thereof including dividend equivalents credited) may, if the Board so specifies, be payable only in cash

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         upon payout at the then Fair Market Value (except as otherwise provided in Section 6(g)). Cash amounts and certificates representing shares credited to the Arch Stock Account to be distributed in Common Stock shall be delivered to the Non-employee Director as soon as practicable following the termination of the deferral and consistent therewith.

                           (6) Transfers Among Accounts. Non-employee Directors may transfer deferred account balances representing deferred meeting fees and deferrals of the Excess Retainer (including earnings thereon) between and among the various Compensation Accounts from time to time and in such amounts in accordance with procedures established from time to time by Corporate Human Resources; provided no amounts may be transferred into the Olin Stock Account and no amounts may be transferred to a Compensation Account which has a scheduled distribution date that is earlier than the Compensation Account from which the amount is being transferred. The Administrator may establish from time to time blackout periods during which no transfers may occur among all or certain Compensation Accounts and investment vehicles. Additionally, Non-employee Directors may not transfer amounts out of or into the Arch Stock Account without complying with Section 16(b) of the 1934 Act.

                  (f) No Stock Rights. Except as expressly provided herein, the deferral of shares of Common Stock into a Stock Account shall confer no rights upon such Non-employee Director, as a shareholder of the Company or otherwise, with respect to the shares held in such Stock Account, but shall confer only the right to receive such shares credited as and when provided herein. A Non-employee Director who has been granted an Option hereunder shall have no rights as a shareholder until such time as his or her Option is exercised.

                  (g) Change in Control. Notwithstanding anything to the contrary in this Plan or any election, in the event a Change in Control occurs,
(1) all Performance Shares shall become vested and deemed earned in full notwithstanding that the applicable performance cycle shall not have been completed, and (2) amounts and shares credited to all Compensation Accounts (including interest accrued to the date of payout on the Cash Account) shall be promptly distributed to Non-employee Directors except that the Arch Stock Account shall be paid out in cash and not in the form of shares of Common Stock. For this purpose, the cash value of the amount in the Arch Stock Account shall be determined by multiplying the number of shares held in the Arch Stock Account by the

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higher of (i) the highest Fair Market Value on any date within the period commencing 30 days prior to such Change in Control and ending on the date of the Change in Control, or (ii) if the Change in Control occurs as a result of a tender or exchange offer or consummation of a corporate transaction, then the highest price paid per share of Common Stock pursuant thereto.

                  (h) Beneficiaries. A Non-employee Director may designate at any time and from time to time a beneficiary for his or her Compensation Accounts in the event his or her Compensation Accounts may be paid out following his or her death. Such designation shall be in writing and must be received by the Company prior to the death to be effective.

                  (i) 1997 Plan Accounts. As of the Distribution Date, the cash and stock accounts of each Non-employee Director who immediately prior to the Distribution Date was a participant in the 1997 Plan shall be transferred from the 1997 Plan to this Plan after giving effect to the adjustment for the Distribution in accordance with Section 6(k) of the 1997 Plan as in effect on the Distribution Date. Such amounts shall be transferred, in the case of an account denominated in cash, to the Cash Account, in the case of a transferred account denominated in Olin Common Stock, to the Olin Stock Account, and in the case of an account denominated in Common Stock to the Common Stock Account.

                  Shares credited to the Arch Stock Account pursuant to this paragraph 6(i) shall be treated as follows: (i) to the extent such shares represent a dividend on shares of Olin Common Stock credited pursuant to paragraph 6(a)(1) of the 1997 Plan (or shares arising from dividend equivalents thereon), such shares shall be deemed credited pursuant to paragraph 6(a) of the Plan, (ii) to the extent such shares represent a dividend on shares of Olin Common Stock credited pursuant to paragraph 6(b) of the 1997 Plan (or shares arising from dividend equivalents thereon), such shares shall be deemed credited pursuant to paragraph 6(b) of this Plan, and (iii) to the extent such shares represent a dividend on shares of Olin Common Stock credited under paragraph 6(c) of the 1997 Plan (or shares arising from dividend equivalents thereon), such shares shall be deemed credited pursuant to paragraph 6(a)(1) of the Plan. The most recent prior elections and beneficiary designations applicable to the 1997 Plan shall govern this Plan unless changed subsequent to the Distribution Date or inconsistent with this Plan. Approval of the Board shall not be required for any such elections for 1999 but shall be required in accordance with the terms of this Plan for years after 1999.

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                  (j) Olin Stock Account. Except as provided in Section 6(e)(4)
with respect to dividends or in Section 8, no additional contributions or additions may be made to a Non-Employee Director's Olin Stock Account after the Distribution Date.

         7.       LIMITATIONS AND CONDITIONS.

                  (a) Total Number of Shares. The total number of shares of Common Stock that may be issued to Non-employee Directors under the Plan is 150,000. Such total number of shares may consist, in whole or in part, of authorized but unissued shares. The foregoing number may be increased or decreased by the events set forth in Section 8 below. No fractional shares shall be issued hereunder. In the event a Non-employee Director is entitled to a fractional share, such share amount shall be rounded upward to the next whole share amount.

                  (b) No Additional Rights. Nothing contained herein shall be deemed to create a right in any Non-employee Director to remain a member of the Board, to be nominated for reelection or to be reelected as such or, after ceasing to be such a member, to receive any cash or shares of Common Stock under the Plan which are not already credited to his or her accounts.

         8. STOCK ADJUSTMENTS. In the event of any merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares or recapitalization or change in capitalization, or any other similar corporate event, the Committee may make such adjustments in (i) the aggregate number of shares of Common Stock that may be issued under the Plan as set forth in Section 7(a) and the number of shares and/or Options that may be issued to a Non-employee Director with respect to any year as set forth in Section 6(a) and the number of shares of Olin Common Stock or Arch Common Stock, as the case may be, held in a Stock Account, (ii) the class of shares that may be issued under the Plan, (iii) the amount and type of payment that may be made in respect of unpaid dividends on shares of Common Stock or Olin Common Stock whose receipt has been deferred pursuant to Section 6(e), and (iv) the exercise price with respect to any award of Options or, if the Committee deems it appropriate, make provision for cash payment to the holder of an outstanding Option, as the Committee shall deem appropriate in the circumstances. The determination by the Committee as to the terms of any of the foregoing adjustments shall be final, conclusive and binding for all purposes of the Plan.

         9. AMENDMENT AND TERMINATION. This Plan may be amended, suspended or terminated by action of the Board. No termination of the Plan shall adversely affect the rights of any Non-employee Director with respect to any amounts otherwise payable or credited to his or her Compensation Accounts.

         10. NONASSIGNABILITY. No right to receive any payments under the Plan or any amounts credited to a Non-employee Director's Compensation Account shall be assignable or transferable by such Non-employee Director other than by will or the laws of descent and distribution or pursuant to a domestic relations order. The designation of a beneficiary under Section 6(h) by a Non-employee Director does not constitute a transfer.

         11. UNSECURED OBLIGATION. Benefits payable under this Plan shall be an unsecured obligation of the Company. Nothing herein shall prohibit the establishment of a grantor or rabbi trust with respect to the Plan.

         12. SECTION 16b COMPLIANCE. It is the intention of the Company that all transactions under the Plan be exempt from liability imposed by Section 16(b) of the 1934 Act. Therefore, if any transaction under the Plan is found not to be in compliance with an exemption from such Section 16(b), the provision of the Plan governing such transaction shall be deemed amended so that the transaction does so comply and is so exempt, to the extent permitted by law and deemed advisable by the Committee, and in all events the Plan shall be construed in favor of its meeting the requirements of an exemption.

         13. CREDIT AND GRANTS. Amounts to be credited or granted hereunder shall be granted or credited on the date specified if such date is a business day; otherwise, on the next succeeding business day.